UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibits
EX-2.1 AMENDMENT TO AGREEMENT AND PLAN OF MERGER
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement

     In a February 4, 2005 press release, Cypress Communications Holding Co., Inc. (the “Company”) announced that it agreed to an amendment (the “Amendment”) to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) entered into on November 5, 2004, between the Company, TechInvest Holding Company, Inc. (“Parent”) and TechInvest Acquisition, Inc., a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Parent will acquire the Company.

     The total value of the transaction, at the time of the execution of the Merger Agreement, was $39.350 million. The Merger Agreement contains provisions for final merger consideration adjustments, upwards or downwards, based on the achievement of certain conditions pertaining to changes in certain current assets and liabilities between the execution of the Merger Agreement and closing of the transaction.

     On February 3, 2005, in recognition of potential increases in working capital relating to the telecommunications tax recovery, the Company and Parent agreed to the Amendment to increase the merger consideration by $935,000, making the total value of the transaction $40.285 million. The parties also agreed in the Amendment, among other things, that accounts receivable attributable to the telecommunications tax recovery will be capped in light of the increase in the merger consideration for purposes of calculating the final merger consideration adjustment.

     The Merger Agreement provides that the merger consideration will first be used to repay outstanding indebtedness. The remaining consideration, after transaction expenses, will be distributed to stockholders, with an estimated price per share of $1.71, subject to final merger consideration adjustments (The $1.71 per share cash consideration is estimated by the Company as of December 31, 2004 and is subject to adjustment upwards or downwards pursuant to the merger agreement).

     The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including receipt of stockholder and regulatory approvals and other conditions.

     In connection with the Merger Agreement and the transactions contemplated by it, the Company has scheduled a special meeting of its stockholders for March 15, 2005.

     The foregoing description of the Merger Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Amendment, which are filed as of November 8, 2004 on Form 8-K and as Exhibit 2.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

     The Company will be preparing and filing with the Securities and Exchange Commission and mailing to its stockholders a proxy statement regarding the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from the Company by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.cypresscom.net. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

     The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Item 2.02 Results of Operations and Financial Condition.

     On February 4, 2005, the Company issued a press release announcing its results of operations and financial condition for the fiscal quarter ended September 30, 2004. The announcement of the third quarter results and the filing of the Form 10-Q had been delayed as the Company evaluated the financial impact of payments made to telecommunications service providers for taxes and surcharges for which it might be exempt. The Company notified the Securities and Exchange Commission on November 12, 2004 of the delay with the filing of a Form 12b-25.

     In accordance with General Instruction B.2 of Form 8-K, this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

     Exhibit 2.1 Amendment to Agreement and Plan of Merger by and among TechInvest Holding Company, Inc., TechInvest Acquisition, Inc. and Cypress Communications Holding Co., Inc., dated as of February 3, 2005

     Exhibit 99.1 Press release issued by Cypress Communications Holding Co., Inc. on February 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
By:	/s/ Gregory P. McGraw
Gregory P. McGraw
President and Chief Executive Officer

Date: February 7, 2005

Exhibits

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger by and among TechInvest Holding Company, Inc., TechInvest Acquisition, Inc. and Cypress Communications Holding Co., Inc., dated as of February 3, 2005

99.1	Press release issued by Cypress Communications Holding Co., Inc. on February 4, 2005